EXHIBIT 10.15

                             SUBSCRIPTION AGREEMENT

                                  APRIL 1, 1999



                  dELiA*s Inc., a Delaware corporation (the "Corporation"), and iTurf Delaware Investment Company (the "Investor"), hereby agree as follows:

                  1. Definitions. As used herein, the following capitalized terms have the meaning ascribed to them below:

                           "Common Stock"means the Corporation's Common Stock,
par value $.01 per share.

                           "Initial Average Trading Price" means the average of
the closing price of the Common Stock as reported by The Nasdaq Stock market on each of the five trading days preceding the date on which iTurf's Class A Common Stock begins trading on The Nasdaq Stock Market.

                           "Initial Closing Date" means the closing date of the
Investor's initial public offering.

                           "Initial Purchase Price" means Ten Million Dollars
($10,000,000).

                           "iTurf" means iTurf Inc., a Delaware Corporation.
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                           "Over-Allotment Option" means the option granted by
iTurf to the underwriters of its initial public offering to purchase additional shares of iTurf's Class A Common Stock under certain circumstances pursuant to an underwriting agreement between such parties.

                           "Over-Allotment Average Trading Price" means the
average of the closing price of the Common Stock as reported by The Nasdaq Stock Market on each of the five trading days preceding the date on which notice of the underwriters' intent to exercise the Over-Allotment Option is given.

                           "Over-Allotment Closing Date" means the closing date
of the exercise of the Over-Allotment Option.

                           "Over-Allotment Option Purchase Price" means the
product of (A) 0.6 multiplied by (B) the Investor's net proceeds from the exercise of the Over-Allotment Option.

                           "Shares" means the Initial Shares and the Over-
Allotment Shares.

                  2.       Subscription.

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                  (a) Initial Subscription. The Investor agrees to subscribe for the purchase of that number of shares of the Common Stock equal to the quotient obtained by dividing the Initial Purchase Price (as defined below) by the Initial Average Trading Price (the "Initial Shares")), for the Initial Purchase Price and the Corporation agrees to accept the subscription. Upon the Initial Closing Date, the Investor shall deliver to the Corporation funds in the amount of the Initial Purchase Price for the Initial Shares and the Corporation shall deliver, or promptly after the Closing Date shall deliver, to the Investor a certificate or certificates representing the Initial Shares.

                  (b) Over-Allotment Subscription. In the event the Over-Allotment Option is exercised, the Investor shall subscribe for the purchase of that number of shares of the Common Stock equal to the quotient obtained by dividing the Over-Allotment Purchase Price by the Over-Allotment Average Trading Price (the "Over-Allotment Shares")), for the Over-Allotment Purchase Price and the Corporation agrees to accept the subscription. Upon the Over-Allotment Closing Date, the Investor shall deliver to the Corporation funds in the amount of the Over-Allotment Purchase Price for the Over-Allotment Shares and the Corporation is delivering, or


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promptly after the execution of this agreement shall deliver, to the Investor a certificate or certificates representing the Initial Shares.

                           3.       Representations and Warranties of the
Investor. The Investor understands that the offer and sale of the Shares are intended to be exempt from registration under the Securities Act of 1933, as amended, (the "Act") by virtue of the private placement exemption under the Act. Accordingly, the Investor represents and warrants to the Corporation that:

                  (a) The Investor is aware that there are substantial risks in subscribing to purchase, and in purchasing, the Shares.

                  (b) Representatives of the Corporation have answered any questions the Investor has asked about the Corporation and the Investor has received any additional information the Investor has requested.

                  (c) The Investor is acquiring the Shares for its own account, for investment, and not with a view to resale or distribution, in whole or in part, in violation of the Act.

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                  (d) In deciding to subscribe for the Shares, the Investor has relied solely upon an independent investigation of the Corporation's business and upon consultation with the Investor's legal and financial advisers with respect to the Corporation's business, the nature of the Investor's investment and this agreement, and the Investor has not acted upon the basis of any other representations or warranties.

                  (e) The Investor has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment, and is able to bear the substantial economic risks of the investment and can afford a complete loss of the investment.

                  (f) The Investor understands that the Shares cannot be sold, transferred or assigned, unless they first are registered under the Act or an exemption from registration is available (and then may be sold only in compliance with all applicable state securities laws), and that a legend may be placed upon the certificates representing the Shares to that effect and that a stop transfer order may be placed against them.

                  4.       Miscellaneous.

                           (a) This agreement supersedes all prior agreements
between the parties concerning its subject matter, is intended as a complete and exclusive statement of the terms of

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the agreement between the parties with respect to the transaction contemplated by it, and cannot be changed or terminated orally.

                           (b) The failure of a party to insist upon strict
adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

                           (c) This agreement shall be governed by and construed
in accordance with the law of New York applicable to agreements made and to be performed in New York.

                           (d) Any notice or other communication under this
agreement shall be in writing and shall be considered given when mailed by registered mail, return receipt requested, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

                           If to the Investor, to it at c/o iTurf Inc., 435
Hudson Street, New York, NY 10014; Attn: President.

                           If to the Corporation, to it at 435 Hudson Street,
New York, NY 10014; Attn: President.


                           (e) This agreement is for the purpose of defining the
respective rights and obligations of the parties to it and it not for the benefit of any creditor of the Corporation or other third party.

                            [SIGNATURE PAGE FOLLOWS]
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                   [SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

                                             iTurf Delaware Investment Company

                                             By:/s/Alex S. Navarro
                                             ---------------------
                                                    Alex S. Navarro
                                                    Assistant Secretary




dELiA*s Inc.


By:/s/ Alex S. Navarro
----------------------
        Alex S. Navarro
        Senior Vice President